Exhibit 1.1

DANAOS CORPORATION

(a Marshall Islands corporation)

10,250,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated:  [•], 2006

DANAOS CORPORATION

(a Marshall Islands corporation)

10,250,000 Shares of Common Stock

(Par Value $.01 Per Share)

PURCHASE AGREEMENT

[•], 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

CITIGROUP GLOBAL MARKETS INC.
as Representatives of the several Underwriters
c/o Merrill Lynch & Co.	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

Danaos Corporation, a Marshall Islands corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Citigroup Global Markets Inc. (“Citigroup”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Citigroup are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) set forth in Schedule A and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,537,500 additional shares of Common Stock to cover overallotments, if any.  The aforesaid 10,250,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,537,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-[•]), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information”.  Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus”.  Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement”.  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement”, and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus”.  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1.  Representations and Warranties.  (a)  Representations and Warranties by the Company.  Each of the Company and, with respect to Sections 1(a)(vi), 1(a)(ix), 1(a)(xii), 1(a)(xiii), 1(a)(xviii), 1(a)(xix), 1(a)(xxi), 1(a)(xxiv), 1(a)(xl), 1(a)(xli) and 1(a)(xlii) insofar as the statements in such sections relate to Danaos Shipping Company Limited (the “Manager”), the Manager represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)  Compliance with Registration Requirements.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included in paragraph 1 of Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual

Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•]:00 [a/p]m (Eastern time) on [INSERT DATE] or such other time as agreed by the Company and Merrill Lynch.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

The Company has made available a “bona fide electronic road show”, as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the General Disclosure Package (including, without limitation, the Prospectus or any Issuer Free Writing Prospectus) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 of the 1933 Act Regulations.

(ii)  Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the General Disclosure Package and the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii)  No Restrictions.  There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of The Marshall Islands.

(iv)  Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries (as defined below) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, and said financial statements, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The pro forma financial information under the heading “Pro Forma Financial Information” included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and has been properly compiled on the bases described therein, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v)  No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)  Good Standing of the Company.  The Company is validly existing as a corporation in good standing under the laws of the Republic of The Marshall Islands and the Manager has been duly organized in and is validly existing as a corporation in good standing under the laws of the Republic of Cyprus, each has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its respective obligations under this Agreement, and each of the Company and the Manager is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)  Good Standing of Subsidiaries.  Each subsidiary of the Company incorporated under the laws of the Republic of Liberia or the Republic of Cyprus is in good standing in its respective jurisdiction and each subsidiary of the Company incorporated under the laws of the Republic of Liberia, the Republic of Cyprus, or the Republic of Singapore (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect or except as otherwise disclosed in the General Disclosure Package and the Registration Statement. All of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.  The only subsidiaries of the Company are the Subsidiaries listed on Exhibit 21.1 to the Registration Statement.

(viii)  Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Statutory Prospectus in the column entitled “Actual” under the caption “Capitalization”.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any stockholder of the Company.

(ix)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and, with the respect to Section 1(a), the Manager.

(x)  Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable.  The Common Stock conforms to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same, no holder of the Securities will be subject to personal liability by reason of being such a holder, and the issuance of the Securities is not subject to the preemptive or other similar rights of any stockholder of the Company.

(xi)  Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the General Disclosure Package and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus and the Statutory Prospectus under the caption “Use of Proceeds”), and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xii)  Absence of Labor Dispute.  No labor dispute with the employees of the Company, the Manager, any of the Company’s affiliates or any Subsidiary exists or, to the knowledge of the Company, is imminent, and neither the Company nor the Manager is aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s or the Manager’s principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect.

(xiii)  Absence of Proceedings.  Other than as disclosed in the General Disclosure Package and the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Manager, threatened, against or affecting the Company, the Manager or any Subsidiary, which is required to be disclosed in the General Disclosure Package and the Registration Statement, or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Manager (if applicable) of its obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package and the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xiv)  Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the General Disclosure Package, the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

(xv)  Possession of Intellectual Property.  The Company, its subsidiaries and, to the Company’s knowledge, Danaos Management Consultants, own, share the right to use or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”), necessary to carry on the business now operated by them, and neither the Company nor any of the Company’s subsidiaries, nor, to the Company’s knowledge, Danaos Management Consultants, has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company, Danaos Management Consultants, or any of the Company’s subsidiaries, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)  Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xvii)  Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xviii)  Possession of Licenses and Permits.  The Company, each Subsidiary, and the Manager possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company, each Subsidiary, and the Manager are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company, any of the Subsidiaries, nor the Manager has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix)  Title to Property.  The Company, its subsidiaries and the Manager have good and marketable title to all real property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, any of its subsidiaries or the Manager, and all of the leases and subleases material to the business of the Company, its subsidiaries and the Manager, considered as one enterprise, and under which the Company, any of its subsidiaries or the Manager holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company, the Manager, nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Manager or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx)  Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi)  Environmental Laws.  Except as described in the General Disclosure Package and the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company, any of the Subsidiaries, nor the Manager is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Subsidiaries and the Manager have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, any of the Subsidiaries or the Manager, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, any of the Subsidiaries or the Manager, relating to Hazardous Materials or any Environmental Laws, (E) neither the Company, any of the Subsidiaries nor the Manager has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (F) there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company, any Subsidiary or the Manager (or, to the Company’s knowledge, upon any other entity for whose acts or omissions the Company is or may liable) upon any other property now or previously owned or leased by the Company, any Subsidiary or the Manager, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (including any applicable regulations and standards adopted by the International Maritime Organization) relating to pollution or protection of human health and the environment, (G) there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property, of any toxic or other wastes or other hazardous substances with respect to which the Company, any Subsidiary or the Manager has knowledge and (H) neither the Company, the Manager, nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability or any other person under any Environmental Law, including any obligation for cleanup or remedial action, other than by operation of law or due to the Company’s membership in any mutual protection and indemnity association, except in each case as described in the General Disclosure Package, the Registration Statement and the Prospectus.

(xxii)  Effect of Environmental Laws.  The Company has reviewed the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries.  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package, the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(xxiii)  Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxiv)  Enforceability of Operative Agreements.  Each of (A) the management agreement (the “Management Agreement”) between the Company and the Manager, (B) the new credit agreements, aggregating $1.4 billion, described in the General Disclosure Package and the Prospectus among, inter alia, the Company and The Royal Bank of Scotland and Aegean Baltic Bank and HSH Nordbank, (the

“Credit Agreements”) [subject to definitive documentation being executed prior to closing] and (C) the executive employment agreements between the Company and Dimitri Andritsoyiannis (the “Andritsoyiannis Employment Agreement”), between the Company and Iraklis Prokopakis (the “Prokopakis Employment Agreement”), and between the Company and John Coustas (the “Coustas Employment Agreement”) and the related restrictive covenant agreement among, inter alia, John Coustas and the Company (the “Coustas Restrictive Covenant Agreement” and collectively, the documents in clauses (A) through (C) of this subsection, the “Operative Agreements”), has been duly authorized, validly executed and delivered by the Company, the Manager, their respective affiliates, as the case may be, and the individuals signatory to such agreements.  Each of the Operative Agreements is a valid and binding agreement of each such party enforceable against each such party in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxv)  Registration of Vessels.  Each of the vessels described in the General Disclosure Package, the Registration Statement and the Prospectus and listed on Schedule D hereto as owned by certain of the Company’s subsidiaries (other than the fourteen newbuilding vessels (Hulls 1639, 1640, 1561, 1670, 1671, 1672, 1673, 1698, 1699, S4001, S4002, S4003, S4004 and S4005) and two secondhand vessels which the Company has agreed to acquire (Hull S178 ex E.R. Auckland and Hull S179, ex E.R. Wellington)), has been duly registered in the name of the entity that owns it under the laws and regulations and flag of the nation of its registration and no other action is necessary to establish and perfect such entity’s title to and interest in any of the vessels as against any charterer or third party and all of the vessels described in the General Disclosure Package, the Registration Statement and the Prospectus as owned by a Subsidiary of the Company are owned directly by such Subsidiary of the Company free and clear of all liens, claims, security interests or other encumbrances, except such as are described in or contemplated by the General Disclosure Package, the Registration Statement and the Prospectus.

(xxvi)  Dividends and Distributions.  Except as set forth in the General Disclosure Package, the Registration Statement and the Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets.  All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of The Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of The Marshall Islands.

(xxvii)  Distributions from Subsidiaries.  Except as disclosed in the General Disclosure Package and the Registration Statement, there are no encumbrances or restrictions on the ability of any Subsidiary (A) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company, (B) to make loans or advances or pay any indebtedness to the Company or (C) to transfer any of its property or assets to the Company.

(xxviii)  Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package, the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal controls over financial reporting (whether or not remediated) and (2) no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(xxix)  Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxx)  Taxes.  No capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of Greece or the Republic of The Marshall Islands (assuming that none of the Underwriters are carrying on business or conducting transactions in the Republic of The Marshall Islands), or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(xxxi)  Payment of Taxes.  All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2004 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxii)  Transfer Taxes.  There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. federal law or the laws of any U.S. state, the Republic of The Marshall Islands (assuming that none of the Underwriters are carrying on business or conducting transactions in the Republic of The Marshall Islands), Liberia, Greece, Singapore or Cyprus, or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company of the Securities, or the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(xxxiii)  Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  There are no material claims by or on behalf of the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and neither the Company nor any of the Subsidiaries is currently required to make any payment, or is aware of any facts which would require the Company or any Subsidiary to make any payment, in respect of a call by, or a contribution to, any insurance club.  Further, the Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)  Passive Foreign Investment Company Status.  The Company does not believe it is a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and does not intend to knowingly take any action that would or would be likely to result in it becoming a PFIC.

(xxxv)  Foreign Private Issuer Status.  The Company is a “foreign private issuer” as defined in Rule 405 of the 1933 Act.

(xxxvi)  Statistical and Market-Related Data.  Any statistical and market-related data included in the General Disclosure Package, the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company or Clarkson Research Services Limited has obtained the written consent to the use of such data from such sources.

(xxxvii)  Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any of the Company or its subsidiaries, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, or its subsidiaries or any affiliate of the Company, on the other hand, which is required to be described in the General Disclosure Package, the Registration Statement or the Prospectus which is not so described as required.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus.  The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(xxxviii)  Commissions and Fees.  Except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the General Disclosure Package, the Registration Statement and the Prospectus or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the National Association of Securities Dealers, Inc. (“NASD”).

(xxxix)  No Association with NASD.  Neither the Company nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the bylaws of the NASD), any member firm of the NASD.

(xl)  Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company or the Manager, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company and the Manager, its affiliates and subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xli)  Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with any applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager, the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlii)  OFAC.  Neither the Company nor, to the knowledge of the Company or the Manager, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliii)  Immunity.  Neither the Company, its subsidiaries, nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands, Greece, Liberia, Singapore or Cyprus or any political subdivisions thereof.

(xliv)  Forward Looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in the General Disclosure Package, the Registration Statement and the Prospectus has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

(b)   Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.  (a)  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)   Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,537,500 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)   Payment.  Payment of the purchase price for, and delivery of certificates for the Initial Securities shall be made at the offices of Cravath, Swaine & Moore LLP, at Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day), business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option

Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)   Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)   Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)   Filing of Amendments and Exchange Act Documents.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time, the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)   Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration

Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)   Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)   Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)    Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)   Rule 158.  The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)   Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus and the Statutory Prospectus under “Use of Proceeds”.

(i)    Listing.  The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

(j)    Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus the Company will not, without the prior written consent of Merrill Lynch and Citigroup, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to the Securities to be sold hereunder or to the registration of the shares of Common Stock reserved under the Company’s existing equity compensation plan or to the issuance by the Company of shares of its Common Stock or grant of options or other incentive awards under the Company’s existing equity compensation plan.  Notwithstanding the foregoing, if (A) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k)   Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l)    Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus”, as defined in Rule 433, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4.  Payment of Expenses.  (a)  Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b)   Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Manager (if applicable) contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)   Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)   Opinion of Counsel for Company.  At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, in form and substance satisfactory to counsel for the

Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, of each of the following counsel:

(i)  Morgan, Lewis & Bockius LLP, U.S. counsel for the Company, to the effect set forth in Exhibit A-I hereto and to such further effect as counsel to the Underwriters may reasonably request;

(ii)  White & Case LLP, special U.S. tax counsel for the Company, to the effect set forth in Exhibit A-II hereto and to such further effect as counsel to the Underwriters may reasonably request;

(iii)  Watson, Farley & Williams (New York) LLP, special counsel for the Company with respect to matters of Marshall Islands law, to the effect set forth in Exhibit A-III hereto and to such further effect as counsel to the Underwriters may reasonably request;

(iv)  Watson, Farley & Williams (New York) LLP, special counsel to the Company with respect to matters of Liberian law, to the effect set forth in Exhibit A-IV hereto and to such further effect as counsel to the Underwriters may reasonably request;

(v)  Allen & Gledhill, special counsel to the Company with respect to matters of Singapore law, to the effect set forth in Exhibit A-V hereto and to such further effect as counsel to the Underwriters may reasonably request;

(vi)  Montanios & Montanios, special counsel to the Company with respect to matters of Cypriot law, to the effect set forth in Exhibit A-VI hereto and to such further effect as counsel to the Underwriters may reasonably request;

(vii)  Watson, Farley & Williams (London) LLP, special counsel to the Company with respect to matters of English law, to the effect set forth in Exhibit A-VII hereto and to such further effect as counsel to the Underwriters may reasonably request;

(viii)  Theo V. Sioufas Law Offices, special counsel to the Company with respect to matters of Greek law, to the effect set forth in Exhibit A-VIII hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(ix)  Graham, Thompson & Company, special counsel to the Company with respect to matters of Bahama Law, to the effect set forth in Exhibit A-IX and to such further effect as counsel to the Underwriters may reasonably request.

(c)           Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the opinion and letter, dated as of Closing Time, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, its subsidiaries and certificates of public officials.

(d)           Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e)   Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers S.A. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, any preliminary prospectus and the Prospectus.

(f)    Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from PricewaterhouseCoopers S.A. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)   Approval of Listing.  At or prior to the time of execution of this Agreement, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(h)   No Objection.  The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)    Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(j)    Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Manager (if applicable) contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)           Opinion of Counsel for Company.  The favorable opinion of Morgan, Lewis & Bockius LLP, U.S. counsel for the Company, together with the favorable opinions of White & Case LLP, special U.S. tax counsel for the Company, Watson, Farley & Williams (New York) LLP, special counsel for the Company with respect to matters of Marshall Islands law, Watson, Farley & Williams (New York) LLP, special counsel for the Company with respect to matters of

Liberian law, Allen & Gledhill, special counsel for the Company with respect to matters of Singapore law, Montanios & Montanios, special counsel for the Company with respect to matters of Cypriot law, Watson, Farley & Williams (London) LLP, special counsel for the Company with respect to matters of English law, Theo V. Sioufas Law Offices, special counsel for the Company with respect to matters of Greek law, in form and substance satisfactory to counsel for the Underwriters, and Graham, Thompson & Company, special counsel for the Company with respect to matters of Bahama Law, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)          Opinion of Counsel for Underwriters.  The favorable opinion and letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Bring-down Comfort Letter.  A letter from PricewaterhouseCoopers S.A., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(k)   Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)    Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.  (a)  Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus  or the Prospectus (or any amendment or supplement thereto).

(b)   Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use therein.

(c)   Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)   Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of the Subsidiaries or the Manager (if applicable) submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Manager and (ii) delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.  (a)  Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by Federal or New York authorities.

(b)   Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, Attention of Global Origination Counsel, and notices to the Company shall be directed to it at 14 Akti Kondyli, 185 45 Piraeus, Greece, Attention of John Coustas.

SECTION 13.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company and the several Underwriters, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company.

SECTION 14.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16.  TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.  Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company has appointed Morgan, Lewis & Bockius LLP as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Republic of the Marshall Islands.

                The provisions of this Section 17 shall survive any termination of this Agreement, in whole or in part.

SECTION 18.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of the agreement among the Company, the Underwriters, and, with respect to the representations and warranties contained in Sections 1(a)(vi), 1(a)(ix), 1(a)(xii), 1(a)(xiii), 1(a)(xviii), 1(a)(xix), 1(a)(xxi), 1(a)(xxiv), 1(a)(xl), 1(a)(xli) and 1(a)(xlii) hereof insofar as the statements in such sections relate to the Manager, the Manager, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Underwriters and, with respect to the representations and warranties contained in Sections 1(a)(vi), 1(a)(ix), 1(a)(xii), 1(a)(xiii), 1(a)(xviii), 1(a)(xix), 1(a)(xxi), 1(a)(xxiv), 1(a)(xl), 1(a)(xli) and 1(a)(xlii) hereof insofar as the statements in such sections relate to the Manager, the Manager, in accordance with its terms.

Very truly yours,

DANAOS CORPORATION

By

Title:

DANAOS SHIPPING COMPANY LIMITED

By

Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CITIGROUP GLOBAL MARKETS INC.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

By:	CITIGROUP GLOBAL MARKETS INC.

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
Dahlman Rose & Company, LLC
Jefferies & Company, Inc.
Fortis Securities LLC
Nomura International plc

Total	10,250,000

Sch. A-1

SCHEDULE B

DANAOS CORPORATION
10,250,000 Shares of Common Stock
(Par Value $.01 Per Share)

1.             The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $●.

2.             The purchase price per share for the Securities to be paid by the several Underwriters shall be $●, being an amount equal to the initial public offering price set forth above less $● per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch. B-1

SCHEDULE C

List of persons and entities
subject to lock-up

John Coustas
Iraklis Prokopakis
Dimitri Andritsoyiannis

Danaos Investments Limited as Trustee of the 883 Trust
Other Directors and Officers

Sch. C-1

SCHEDULE D

Vessel Name	Owning Entity	Jurisdiction of Incorporation	Jurisdiction of Registration
MOL Confidence	Federal Marine Inc.	Liberia	Cyprus
Eagle Express	Peninsula Maritime Inc.	Liberia	Bahamas
Pacific Bridge	Deleas Shipping Ltd.	Cyprus	Cyprus
YM Yantian	Seacaravel Shipping Ltd.	Cyprus	Cyprus
Norasia Hamburg	Seasenator Shipping Ltd.	Cyprus	Cyprus
YM Milano	Saratoga Trading S.A.	Liberia	Greece
CMA CGM Kalamata	Geoffrey Shipholding Ltd.	Liberia	Greece
CMA CGM Elbe	Lacey Navigation Inc.	Liberia	Greece
CMA CGM Komodo	Appleton Navigation S.A.	Liberia	Greece
Henry	Tyron Enterprises S.A.	Liberia	Greece
APL England [1]	Ferrous Shipping (Private) Ltd.	Singapore	Singapore
APL Scotland	Cobaltium Shipping (Private) Ltd.	Singapore	Singapore
APL Holland	Lissos Shipping (Private) Ltd.	Singapore	Singapore
APL Belgium	Lato Shipping (Private) Ltd.	Singapore	Singapore
Dimitris C [1]	Orchid Navigation Corp.	Liberia	Cyprus
Roberto C [1]	Roberto C Maritime Inc.	Liberia	Cyprus
Maria C [1]	Maria C Maritime Inc.	Liberia	Cyprus
Alexandra I [1]	Alexandra Navigation Inc.	Liberia	Cyprus
Vancouver Express	Containers Services Inc. [2]	Cyprus	Cyprus
Maersk Derby	Containers Lines Inc. [2]	Cyprus	Cyprus
MV Achilleas [1]	Mercator Shipping Inc.	Liberia	Cyprus
Fivos [1]	Ortelius Maritime Inc.	Liberia	Cyprus
Independence	Independence Navigation Inc.	Liberia	Cyprus
Victory I	Victory Shipholding Inc.	Liberia	Cyprus
CSCL Europe	Oceanew Shipping Ltd. [2]	Cyprus	Cyprus
CSCL America	Oceanprize Navigation Ltd. [2]	Cyprus	Cyprus
Hyundai Duke	Duke Marine Inc.	Liberia	Greece
Hyundai Commodore	Commodore Marine Inc.	Liberia	Greece
S.A. Helderberg	Helderberg Maritime Inc.	Liberia	Bahamas
S.A. Sederberg	Sederberg Maritime Inc.	Liberia	Bahamas
S.A. Winterberg	Winterberg Maritime Inc.	Liberia	Bahamas
Maersk Constantia	Constantia Maritime Inc.	Liberia	Bahamas
CSCL Pusan	Karlita Shipping Company Ltd. [2]	Cyprus	Cyprus
Hull 1561	Ramona Marine Company Ltd. [2,3]	Cyprus
HN S178 ex E.R. Auckland	Auckland Marine Inc.[3]	Liberia
HN S179 ex E.R. Wellington	Wellington Marine Inc. [3]	Liberia
Hull 1639	Seacarriers Services Inc. [3]	Liberia
Hull 1640	Seacarriers Lines Inc. [3]	Liberia
Hull 1670	Bayview Shipping Inc. [3]	Liberia[2]
Hull 1671	Channelview Marine Inc. [3]	Liberia[2]
Hull 1672	Balticsea Marine Inc. [3]	Liberia[2]
Hull 1673	Continent Marine Inc. [3]	Liberia[2]
Hull 1698	Medsea Marine Inc. [3]	Liberia[2]
Hull 1699	Blacksea Marine Inc. [3]	Liberia[2]

Sch. D-1

Vessel Name	Owning Entity	Jurisdiction of Incorporation	Jurisdiction of Registration
Hull S4001	Boxcarrier (No. 1) Corp.	Liberia
Hull S4002	Boxcarrier (No. 2) Corp.	Liberia
Hull S4003	Boxcarrier (No. 3) Corp.	Liberia
Hull S4004	Boxcarrier (No. 4) Corp.	Liberia
Hull S4005	Boxcarrier (No. 5) Corp.	Liberia

1                    Entity has agreed to sell vessel upon expiration of its current charter.

2                    Entity does not have legal title to such vessel.  Entity charters-in the vessel, which vessel is subject to certain leasing arrangements.

3                    Entity has contracted to acquire the vessel but is not currently the holder of legal title.

Sch. D-2

SCHEDULE E

[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]

Sch. E-1

Exhibit A-1

Form of Opinion of

Morgan, Lewis & Bockius LLP

Exh. A-I 1

EXHIBIT A-II

Form of Opinion of

White & Case LLP

Exh. A-II 1

EXHIBIT A-III

Form of Opinion of

Watson, Farley & Williams (New York) LLP

Exh. A-III 1

EXHIBIT A-IV

Form of Opinion of

Watson, Farley, & Williams (New York) LLP

Exh. A-IV 1

EXHIBIT A-V

Form of Opinion of

Allen & Gledhill

Exh. A-V 1

EXHIBIT A-VI

Form of Opinion of

Montanios & Montanios

Exh. A-VI 1

EXHIBIT A-VII

Form of Opinion of

Watson, Farley & Williams

Exh. A-VII 1

EXHIBIT A-VIII

Form of Opinion of

Theo V. Sioufas Law Offices

Exh. A-VIII 1

EXHIBIT A-IX

Form of Opinion of

Graham, Thompson & Company

Exh. A-IX 1

EXHIBIT B

[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)]

[•], 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated,

CITIGROUP GLOBAL MARKETS INC.
as Representatives of the several
Underwriters to be named in the
within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center
New York, New York 10080

Re:	Proposed Public Offering by Danaos Corporation

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of Danaos Corporation, a Marshall Islands corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Citigroup Global Markets Inc. (“Citigroup”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s Common Stock, par value $.01 per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of [180/730] days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and Citigroup, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the [180/730]-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

Exh. B-1

(2)           prior to the expiration of the [180/730]-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the [180/730]-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch and Citigroup waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the [180/730]-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch and Citigroup to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial [180/730]-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the [180/730]-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) to any third party granted an interest in the undersigned’s will or under the laws of descent, provided that the donee agrees to be bound in writing by the restrictions set forth herein.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership or other entity (individually, an “Entity”), the undersigned may transfer the capital stock of the Company to any Entity which is directly or indirectly controlled by, or is under common control with the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exh. B-2